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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF PETS.COM, INC.


NAME                                               JURISDICTION OF INCORPORATION

Pets.com Distribution Services Corporation         Delaware
Pets.com, Inc.                                     Delaware